Exhibit 99.1

NanoVibronix Provides Update on Expanding Access to PainShield

Receives Positive Interim Results of Lifecycle Testing

Enactment of Federal ‘NOPAIN Act’ Could Be a Catalyst

ELMSFORD, N.Y., January 18, 2023 (Business Wire) — NanoVibronix, Inc., (NASDAQ: NAOV) (the “Company”), a medical device company utilizing the Company’s proprietary and patented low intensity surface acoustic wave (SAW) technology, today provided an update on the efforts to expand access to the Company’s PainShield product.

Brian Murphy, Chief Executive Officer of NanoVibronix, said, “We continue to work closely with The Centers for Medicare & Medicaid Services (“CMS”) to provide the required documentation for potential reimbursement for PainShield, which we believe will make the device much more readily available for those suffering from chronic pain. We were notified in late September by CMS that PainShield lacked sufficient life expectancy testing and therefore denied reimbursement. We commissioned Carmel Labs in Israel to conduct the testing. This week we received positive interim results with regard to the ongoing lifecycle testing. We plan to submit the results of the test to CMS to backfill our pending application and provide additional evidence as requested.”	PainShield Wearable Ultrasound Therapy Device

“Furthermore, we are highly encouraged by the attention the ‘NOPAIN Act1’ is garnering from a growing collation of professional and medical organizations and the positive impact the potential passing of the legislation could have on demand for our PainShield,” added Murphy. “The NOPAIN Act is a bipartisan effort to update federal guidelines that would expand access to non-opioid pain management alternatives. Under current law, hospitals receive the same payment from Medicare regardless of whether a physician prescribes an opioid or a non-opioid.[2] If enacted as proposed, the legislation would direct CMS to provide separate Medicare reimbursement for non-opioid treatments used to manage pain, which we believe could provide a seismic increase in demand for products such as our PainShield.”	PainShield Educational Video

1 The Non-Opioids Prevent Addiction in the Nation Act (“NOPAIN Act”) (S. 586/H.R. 3259) is a bill designed to prevent opioid addiction before it starts by increasing the use of non-opioid pain management approaches.

2 03-02-2021 NOPAIN One Pager.pdf (senate.gov)

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield®, UroShield® and WoundShield®, all of which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components; (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as, e.g., foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.